SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                 January 21, 2000
                 ------------------------------------------------
                 Date of Report (Date of Earliest Event Reported)


                          Petrie Stores Liquidating Trust
                 ------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)


          New York                    0-3777                22-6679945
----------------------------      ----------------       -------------------
(State or Other Jurisdiction      (Commission File         (IRS Employer
   of Incorporation)                   Number)           Identification No.)


                                   201 Route 17
                                     Suite 300
                           Rutherford, New Jersey 07070
               -----------------------------------------------------
               (Address of Principal Executive Offices and Zip Code)

                                  (201) 635-9637
               ----------------------------------------------------
               (Registrant's Telephone Number, Including Area Code)

                                        N/A
           -------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)




Item 5.      Other Events.

               On January 21, 2000, Petrie Stores Liquidating Trust (the "Liquidating Trust") announced that it will make a distribution on February 11, 2000 to the holders of its units of beneficial interest of a total of $78,525,357 in cash and its remaining 1,688,576 shares of Toys "R" Us, Inc. common stock. In the distribution, unit holders will receive $1.50 in cash and approximately 0.03225536 of a share of Toys "R" Us common stock for each unit of beneficial interest held of record at the close of business on January 31, 2000. After giving effect to the distribution, the Liquidating Trust will hold approximately $120.7 million in cash and cash equivalents and no shares of Toys "R" Us common stock.

               The text of the press release announcing the distribution is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

               (c)    Exhibits.

                      99.1 Press Release, dated January 21, 2000, of the Liquidating Trust.




                                     SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2000

                                    PETRIE STORES LIQUIDATING TRUST


                                    By:  /s/ Stephanie R. Joseph
                                        -----------------------------------
                                        Stephanie R. Joseph
                                        Manager and Chief Executive Officer




                                  EXHIBIT INDEX


Exhibit    Description
-------    -----------
99.1       Press Release, dated January 21, 2000, of the Liquidating Trust.